                                                                      EXHIBIT 20

Chase Bank, Trustee                           Determination Date:      03-Oct-01
Manufactured Housing Contracts                Remittance Date:         08-Oct-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                    For the Period Ended:    25-Sep-01
                                              Lock-Out Date:              Sep-06

Information for Clauses (a) through (s), Section 7.01 -
                                                                     Class I A-1      Class I A-2      Class I A-3    Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                   3,349,251.25      387,750.00       252,416.67     546,150.00

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                      374,859.20
      (b) Partial Prepayments Received                                 234,300.31
      (c) Principal Payments in Full (Scheduled Balance)             2,453,594.77
      (d) Liquidated Contract Scheduled Balance                              0.00
      (e) Section 3.05 Purchase Scheduled Balance                            0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)             0.00
                                                                     ------------   -------------   -------------   -------------
 Total Principal Distribution                                        3,062,754.28            0.00            0.00            0.00

 (c)  Interest Distribution                                            286,496.97      387,750.00      252,416.67      546,150.00
      Unpaid Interest Shortfall                                              0.00            0.00            0.00            0.00
                                                                     ------------   -------------   -------------   -------------
 Total Interest Distribution                                           286,496.97      387,750.00      252,416.67      546,150.00

 (d)  Beginning Class I A and Class I B Principal Balance           90,164,271.44   90,000,000.00   52,000,000.00   99,000,000.00
      Less: Principal Distribution                                   3,062,754.28            0.00            0.00            0.00
                                                                     ------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance               87,101,517.16   90,000,000.00   52,000,000.00   99,000,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                            337,807.26         (h)          Pool Factor
      Section 8.06 Reimbursement Amount                                      0.00     Class I A-1      0.93657545
      Section 6.02 Reimbursement Amount                                      0.00     Class I A-2      1.00000000
      Reimburseable Fees                                                     0.00     Class I A-3      1.00000000
                                                                    -------------     Class I A-4      1.00000000
 Total Fees Due Servicer                                               337,807.26     Class I A-5      1.00000000
                                                                                      Class I M-1      1.00000000
                                                                                      Class I B-1      1.00000000
                                                                                      Class I B-2      1.00000000

Information for Clauses (a) through (s), Section 7.01 -
                                                                       Class I A-5      Class I M-1     Class I B-1    Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                       98,600.00       96,133.33       87,033.33      129,358.33

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                     -------------   -------------   -------------   -------------
 Total Principal Distribution                                                 0.00            0.00            0.00            0.00

 (c)  Interest Distribution                                              98,600.00       96,133.33       87,033.33      129,358.33
      Unpaid Interest Shortfall                                               0.00            0.00            0.00            0.00
                                                                     -------------   -------------   -------------   -------------
 Total Interest Distribution                                             98,600.00       96,133.33       87,033.33      129,358.33

 (d)  Beginning Class I A and Class I B Principal Balance            17,000,000.00   16,000,000.00   14,000,000.00   19,000,000.00
      Less: Principal Distribution                                            0.00            0.00            0.00            0.00
                                                                     -------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance                17,000,000.00   16,000,000.00   14,000,000.00   19,000,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                        Original Balance         Rate
      Section 8.06 Reimbursement Amount                              93,000,000.00         3.6900%
      Section 6.02 Reimbursement Amount                              90,000,000.00         5.1700%
      Reimburseable Fees                                             52,000,000.00         5.8250%
                                                                     99,000,000.00         6.6200%
 Total Fees Due Servicer                                             17,000,000.00         6.9600%
                                                                     16,000,000.00         7.2100%
                                                                     14,000,000.00         7.4600%
                                                                     19,000,000.00         8.1700%

Information for Clauses (a) through (s), Section 7.01 -
 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                                    1,883,938.63
 (c)  Interest Distribution                                         2,539,864.13
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                                 When
 (d)  Beginning Class I A and Class I B Principal Balance                                    394,101,517.16
      Less: Principal Distribution                                  3,062,754.28            is less than
                                                                                             400,000,000.00
      Remaining Class A and Class B Principal Balance                                                  0.10
                                                                                              40,000,000.00
 (e)  Fees Due Servicer                                                                       We can prepay
      Monthly Servicing Fee                                                         Rate
      Section 8.06 Reimbursement Amount                                Class A-1    3.690%    90,164,271.44     3,327,062
      Section 6.02 Reimbursement Amount                                Class A-2    5.170%    90,000,000.00     4,653,000
      Reimburseable Fees                                               Class A-3    5.825%    52,000,000.00     3,029,000
                                                                       Class A-4    6.620%    99,000,000.00     6,553,800
 Total Fees Due Servicer                                               Class A-5    6.960%    17,000,000.00     1,183,200
                                                                       Class A-6    7.210%    16,000,000.00     1,153,600
                                                                       Class B-1    7.460%    14,000,000.00     1,044,400
                                                                       Class B-2    8.170%    19,000,000.00     1,552,300

                                                                                             397,164,271.44    22,496,362     5.66%

Chase Bank, Trustee                           Determination Date:      03-Oct-01
Manufactured Housing Contracts                Remittance Date:         08-Oct-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                    For the Period Ended:    25-Sep-01
                                              Lock-Out Date:              Sep-06


                                                                       Unpaid                                              Unpaid
                                                   No. of             Principal       Delinquency as           No. of     Principal
                                                  Contracts            Balance    of Calendar Month End       Contracts    Balance
 (f)  Delinquency as of the Due Period
      31-59 Days Delinquent                          157              5,482,122    31-59 Days Delinquent         103      3,736,735
      60-89 Days Delinquent                           36              1,372,132    60-89 Days Delinquent          27        966,294
      90+ Days Delinquent                              7                321,362    90+ Days Delinquent             5        266,761

      3-Month Avg Thirty-Day Delinquency Ratio #DIV/0!                             3-Month Avg Thirty-Day
      3-Month Avg Sixty-Day Delinquency Ratio #DIV/0!                                Delinquency Ratio                         0.95%
                                                                                   3-Month Avg Sixty-Day
 (g)  Section 3.05 Repurchases                                             0.00      Delinquency Ratio                         0.21%

 (i)  Class R Distribution Amount                                    655,925.50        Acquisition Loss Amount
      Reposession Profits                                                  0.00
                                                                                   Current Month Acquisition Loss Amount          0
 (j)  Principal Balance of Contracts in Repossession                 455,006.89    Cumulative Acquisition Loss Amount             0

 (k)  Aggregate Net Liquidation Losses                                     0.00

 (l)  (x) Class B-2 Formula Distribution Amount                      129,358.33
      (y) Remaining Amount Available                                 785,283.83
                                                                     ----------
      Amount of (x) over (y)                                               0.00

 (m)  Class B-2 Liquidation Loss Amount                                    0.00

 (n)  Guarantee Payment                                                    0.00

 (o)  Unadvanced Shortfalls                                                0.00

                                                         No.     $
 (p)  Units repossessed                                  12          473,154.87

 (q)  Principal Prepayments paid                                   2,687,895.08

 (r)  Scheduled Principal Payments                                   374,859.20

 (s)  Weighted Average Interest Rate                                      10.74%

Chase Bank, Trustee                           Determination Date:      03-Oct-01
Manufactured Housing Contracts                Remittance Date:         08-Oct-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                    For the Period Ended:    25-Sep-01
                                              Lock-Out Date:              Sep-06


                     Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt        4,788,711.17
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st  1,369,528.37

(ii)  Monthly Advance made                                                    0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                     7,030.77
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st               1,639.02
(v)   Principal due Holders                                                   0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                       179,494.67
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                  46,988.99
(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                  0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                    0.00
   (iii) Monthly Servicing Fee                                          337,807.26
   (iv)  Reimburseable Liquidation Expenses                                   0.00
   (v)   Section 6.04 (c) reimbursement                                       0.00
   (vi)  Section 8.06 reimbursement                                           0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                0.00

Total Due Servicer                                                      337,807.26

Available Distribution Amount-Vanderbilt                              4,278,440.01
Available Distribution Amount-SubServicer-21st                        1,324,178.40
To Class A and B                                                      4,946,692.91
Monthly Excess Cashflow                                                 655,925.50

Weighted Average Remaining Term (months)                                    221.00

      Scheduled Balance Computation

      Prior Month Balance                                           324,294,973.51

      Current Balance                           321,318,981.65
        Adv Principal                                43,253.40
        Del Principal                               130,015.82
      Pool Scheduled Balance                                        321,232,219.23


      Principal Payments in Full                  2,453,594.77
      Partial Prepayments                           234,300.31

      Scheduled Principal                           374,859.20

      Collateral Balance                                            321,318,981.65